                                  EXHIBIT 99.4

                    PRESS RELEASE RE: ANNOUNCEMENT OF PRICE

FOR IMMEDIATE RELEASE                                      CONTACT: EDON SMITH
September 28, 1999                                         InterMedia Partners
                                                           (415) 616-4600



     SAN FRANCISCO, California, September 28, 1999 - InterMedia Capital
Partners IV, L.P. ("InterMedia") and InterMedia Partners IV Capital Corp. (together with InterMedia, the "Offerors") today announced that as of 2:00 p.m., New York City time, on September 28, 1999 (the "Price Determination Date"), in connection with the tender offer (the "Offer") and consent solicitation (the "Solicitation") relating to their 11 1/4% Senior Notes due 2006 (the "Notes"), the pricing for each $1,000 principal amount of such Notes, assuming a payment date of October 1, 1999, is as follows:

         CUSIP NO.                            458800AB5
         CONSENT TIME                         12:00 Midnight, September 14,
                                              1999
         OFFER EXPIRATION TIME                12:00 Midnight, September 30,
                                              1999
         REFERENCE TREASURY SECURITY          5 1/2% US Treasury Notes due
                                              7/31/01
         REFERENCE TREASURY YIELD             5.61%
         TOTAL CONSIDERATION                  $1,138.07
         CONSENT PAYMENT                      $30.00
         TENDER OFFER CONSIDERATION           $1,108.07

     The Offer is currently scheduled to expire at 12:00 midnight, New York City time, on September 30, 1999 (such date and time, as the same may be extended, the "Offer Expiration Time"), and the Offerors anticipate making payments relating to the Offer and the Solicitation promptly after the Offer Expiration Time, but in any event within two business days after the Offer Expiration Time.

     TD Securities (USA) Inc. and Banc of America Securities LLC are acting as the Dealer Managers and Solicitation Agents for the Offer. The Depositary for the Offer is The Bank of New York.

     Additional information concerning the terms of the Offer may be obtained from TD Securities (USA) Inc. at 212-827-7669 (Attention: Ervil G. Spencer) and Banc of America Securities LLC at 888-292-0070 (Attention: Liability Management Group). Copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be obtained by contacting Beacon Hill Partners, Inc., the Information Agent, at 800-755-5001.